                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant: [X]

Filed by a Party other than the Registrant: [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(a)(3))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          MINERALS TECHNOLOGIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            Enter Company Name Here
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is effect as provided by Exchange
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    was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                         Minerals Technologies Inc.
                                         The Chrysler Building
                                         405 Lexington Avenue
        [LOGO]                           New York, NY 10174-1901
                                         ---------------------------------------
                                         JEAN-PAUL VALLES, PH.D.
                                         Chairman of the Board
                                         Chief Executive Officer


                                                                  March 31, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Thursday, May 22, 1997 in the Chase Bank building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, at 2:00 p.m.

     At this year's meeting, you will be asked to consider and to vote upon the election of two directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

     You will also be asked to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the 1997 fiscal year. The Board continues to be pleased with the services KPMG Peat Marwick LLP has rendered to the Company to date, and therefore unanimously recommends that you vote FOR this proposal.

     The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. We urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

     Your vote is important! Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and your shares should be voted. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

                                          Sincerely,

                                          /s/ Jean-Paul Valles

                                          Jean-Paul Valles
                                          Chairman of the Board and
                                          Chief Executive Officer



    This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                          MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1997

     The Annual Meeting of Stockholders of Minerals Technologies Inc., a Delaware corporation, will be held in the Chase Bank building, 11th Floor, Room C, 270 Park Avenue, New York, New York, on Thursday, May 22, 1997, at 2:00 p.m., to consider and take action upon the following items:

     (1)  the election of two directors;

     (2) a proposal to approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the 1997 fiscal year; and

     (3) such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on March 24, 1997, are entitled to notice of and to vote at the meeting.

                                             By order of the Board of Directors,


                                             /s/ S. Garrett Gray

                                             S. Garrett Gray
                                             Secretary

New York, New York
March 31, 1997


--------------------------------------------------------------------------------

                                 IMPORTANT

           WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS
   OF THE ENCLOSED PROXY. WE ASK YOU TO MARK YOUR CHOICES, SIGN, DATE AND
   RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED BUSINESS REPLY
   ENVELOPE. IF YOU RETURN A SIGNED PROXY WITHOUT MARKING IT, IT WILL BE VOTED IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATIONS. BY PROMPTLY RETURNING YOUR SIGNED PROXY, YOU WILL AID THE COMPANY IN REDUCING THE EXPENSE OF
   ADDITIONAL PROXY SOLICITATION.
--------------------------------------------------------------------------------

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901

                                 MARCH 31, 1997

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Minerals Technologies Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 22, 1997, or any adjournment thereof.

     The cost of this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, the Company may use telephone, telegraph, facsimile, and personal contact. Such solicitation will be made by regular employees of the Company without additional compensation for such services. The Company has also engaged Morrow & Co., Inc. to assist in the proxy solicitations, and has agreed to pay $4,000 plus expenses for such soliciting services.

     Holders of record of the Company's common stock ("Common Stock") at the close of business on March 24, 1997 (the "Record Date") are entitled to vote at the meeting, and each stockholder shall have one vote for each share of Common Stock registered in his or her name. On the Record Date, there were issued and outstanding 22,585,514 shares of Common Stock.

     As of February 25, 1997, there were issued and outstanding 22,577,959 shares of Common Stock, of which Janus Capital Corporation owned 14.98%, William Blair & Company, LLC owned 11.67%, Investment Advisers, Inc. owned 8.35%, and Dietche & Field Advisers, Inc. owned 5.07% (see "Security Ownership of Certain Beneficial Owners and Management as of February 25, 1997"). As of such date, no other person owned of record or, to the Company's knowledge, owned beneficially, five percent or more of the outstanding shares of Common Stock.

     The enclosed proxy may be revoked at any time before it is voted by the submission to the Company of a written revocation, by the return to the Company of a new proxy, or by the stockholder's vote in person at the Annual Meeting.

     This proxy statement and the enclosed proxy are being sent to stockholders of the Company on March 31, 1997.

                         ITEM 1--ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated two individuals, Paul M. Meister and Michael F. Pasquale, who are now directors of the Company, to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000.

     The Board of Directors expects that the nominees will be available for election. In the event that one or more nominees should become unavailable, it is intended that the proxy would be voted for a nominee or nominees who would be designated by the Board of Directors, unless the Board reduces the number of directors.

     The Board of Directors unanimously recommends a vote FOR election of each of Paul M. Meister and Michael F. Pasquale as a Director of the Company.

 NAME AND AGE AS OF THE              POSITION, PRINCIPAL OCCUPATION,
MAY 22, 1997 MEETING DATE         BUSINESS EXPERIENCE AND DIRECTORSHIPS
-------------------------         -------------------------------------


                NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2000

Paul M. Meister......44  Senior Vice President--Chief Financial Officer of
                         Fisher Scientific International Inc., a provider of scientific products and services. Senior Vice President of Abex, Inc., a provider of aerospace products and services, from 1992 to 1995. Managing Director-Chief Financial Officer of The Henley Group, Inc. from prior to 1991 to 1992. Member of the boards of directors of
       [PHOTO] The General Chemical Group, Inc., Power Control Technologies Inc., and Wheelabrator Technologies Inc. Director of the Company since 1997. Member of the Company's Compensation and Nominating Committee.

Michael F. Pasquale..50  President of Hershey Chocolate North America since
                         1995. Prior to holding this position, Mr. Pasquale was President of Hershey Chocolate USA from 1994 to 1995, and Senior Vice President and Chief Financial Officer of Hershey Foods Corporation from 1988 to 1994. Member of the board of directors of the National Confectioners Association and Chairman of the board of trustees of
       [PHOTO] the American Management Association. Member of the President's Advisory Council of the Grocery Manufacturers of America. Director of the Company since 1992. Chair of the Company's Audit Committee.


                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

Steven J. Golub......51  Managing Director in the investment banking firm of
                         Lazard Freres & Co. LLC since 1986. Director of the
                         Company since 1993. Member of the Company's Audit
       [PHOTO]           Committee.

William L. Lurie.....66  Co-chairman and a director of the Foundation for
                         Prevention & Early Resolution of Conflicts Inc. since 1994. Executive Consultant to the Chairman of The Business Roundtable from 1993 to 1994. President of The Business Roundtable from 1984 to 1993. Member of the boards of directors of Intersystems, Inc. and Seitel,
       [PHOTO]           Inc. since 1995. Director of the Company since 1993.
                         Member of the Company's Compensation and Nominating Committee.

 NAME AND AGE AS OF THE              POSITION, PRINCIPAL OCCUPATION,
MAY 22, 1997 MEETING DATE         BUSINESS EXPERIENCE AND DIRECTORSHIPS
-------------------------         -------------------------------------


Jean-Paul Valles.....60  Chairman of the Board of the Company since April 1989.
                         Chief Executive Officer of the Company since 1992. Prior to the initial public offering of the Company's stock in October 1992, Dr. Valles served as a Vice Chairman of Pfizer Inc, an international health care company, a position he had held since March 1992. At Pfizer, he was responsible for several of Pfizer's businesses, including, since 1989, the operations that
       [PHOTO] comprise the Company, and served in a number of other executive positions, including Executive Vice President from 1991 to 1992. Member of the board of directors of Pfizer since 1980. In addition, he is a director of the National Association of Manufacturers, Junior Achievement of New York, Inc. and the New York Chapter of the French-American Chamber of Commerce in the U.S., Inc., and a member of the Board of Overseers of the Stern School of Business. Director of the Company since 1989. Chair of the Company's Executive Committee.


                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

John B. Curcio.......63  Retired Chairman and Chief Executive Officer, Mack
                         Trucks, Inc. Vice Chairman and a director of Harvard Industries Inc., a manufacturer of automotive accessories, from 1985 to 1993. Member of the boards of directors of Bethlehem Steel Corporation and Integrated Component Systems, Inc., and director and Vice Chairman
       [PHOTO] of the Board of Dallas Mavis Specialty Carrier Co. and of Jupiter Logistics de Mexico, S.A. de C.V. Director of the Company since 1992. Chair of the Company's Compensation and Nominating Committee and member of the Company's Executive Committee.

William C. Steere, Jr.60 Chairman of the Board of Pfizer Inc, an international health care company, since March 1992 and a member of its board of directors since 1987. He also is Chief Executive Officer of Pfizer, a position he has held since 1991. Prior to this, Mr. Steere served in a number of executive positions at Pfizer. Member of the
       [PHOTO] board of directors of Texaco Inc., Dow Jones & Co., the Federal Reserve Bank of New York, and Pharmaceutical Research and Manufacturers of America. Member of The Business Roundtable, and a trustee of the New York Botanical Garden. Director of the Company since 1992. Member of the Company's Executive Committee and Audit Committee.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     AND MANAGEMENT AS OF FEBRUARY 25, 1997

                                    AMOUNT AND
                                     NATURE OF
TITLE OF  NAME AND BENEFICIAL         PERCENT          PERCENT      NUMBER OF
CLASS     BENEFICIAL OWNER(a)       OWNERSHIP(b)      OF CLASS      UNITS OWNED(c)
-----     -------------------       ------------      --------      --------------
Common   Janus                      3,381,295(d)       14.98%            --
          Capital
          Corporation
          100 Fillmore
           Street, Suite 300
          Denver, CO
           80206-4923
         William Blair &
          Company, LLC              2,635,400(e)       11.67%            --
          222 West Adams
           Street
          Chicago, IL 60606
         Investment
          Advisers, Inc.            1,885,600(f)        8.35%            --
          3700 First Bank
           Place
          Box 357
          Minneapolis, MN
           55440
         Dietche & Field
          Advisers, Inc.            1,144,800(g)        5.07%            --
          437 Madison
           Avenue
          New York, NY
           10022
         J.-P. Valles                 392,403(h)        1.71%        28,689
         P. R. Saueracker              56,552(i)        *               852
         J. R. Stack                   45,588(j)        *               921
         S. G. Gray                    45,744(k)        *               400
         H. Crabtree                   42,753(l)        *               780
         J. B. Curcio                   1,900           *               682
         S. J. Golub                    3,100           *             1,795
         W. L. Lurie                    1,100           *             3,201
         P. M. Meister                  1,000           *               459
         M. F. Pasquale                 1,800           *               657
         W. C. Steere, Jr.              1,400           *             3,471

---------------
(a) The address of each director and officer named herein is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901.

(b)  Sole voting and investment power, except as otherwise indicated.

(c) "Units", which entitle the employee or director to a cash benefit equal to the number of units in his account multiplied by the closing price of the Company's Common Stock on the business day prior to the date of payment, have been credited to Messrs. Valles, Saueracker, Stack, Gray and Crabtree under the Company's Nonfunded Deferred Compensation and Supplemental Savings Plan, and to Messrs. Curcio, Golub, Lurie, Meister, Pasquale and Steere under the Company's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see "Board of Directors, Committees and Compensation--Director Compensation" below).

(d) Based on an amended statement on Schedule 13G dated February 10, 1997, and filed with the Securities and Exchange Commission on behalf of Janus Capital Corporation ("Janus Capital"), Janus Venture Fund ("Janus Venture") and Thomas H. Bailey ("Bailey"), each located at 100 Fillmore Street, Denver, CO 80206, with respect to beneficial ownership interests as of such date. According to the Schedule 13G, Janus Capital, a registered investment adviser, furnishes investment advice to Janus Venture, a registered investment company which is the beneficial owner of 1,232,845 shares of Common Stock (approximately 5.46% of the class), and to certain other registered investment companies and individual and institutional investors, none of which is the beneficial owner of more than 5% of the class. Bailey serves as President and Chairman of the Board of Janus Capital and also owns approximately 12.2% of its stock. Both of Janus Capital and Bailey disclaim beneficial ownership of any of the aforementioned shares of Common Stock of the Company.

(e) Based on a statement on Schedule 13G dated February 14, 1997, and filed with the Securities and Exchange Commission on behalf of William Blair & Company, LLC, a registered investment adviser, with respect to beneficial ownership interests as of December 31, 1996.

(f) Based on an amended statement on Schedule 13G dated February 15, 1997, and filed with the Securities and Exchange Commission on behalf of Investment Advisers, Inc., a registered investment adviser, with respect to beneficial ownership interests as of December 31, 1996.

(g) Based on an amended statement on Schedule 13G dated January 7, 1997, and filed with the Securities and Exchange Commission on behalf of Dietche & Field Advisers, Inc., with respect to beneficial ownership interests as of December 31, 1996.

(h) 62,500 of these shares are held by Dr. Valles and his wife as joint tenants, and Dr. Valles has shared investment and voting power with respect thereto. 315,655 of these shares are subject to options which are currently exercisable.

(i) 54,616 of these shares are subject to options which are currently exercisable.

(j) 39,592 of these shares are subject to options which are currently exercisable.

(k)  210 of these shares are held in the name of family members, and Mr. Gray
     disclaims any beneficial interest in such shares.   39,246 of these shares
     are subject to options which are currently exercisable.

(l) 38,906 of these shares are subject to options which are currently exercisable.

*  Less than 1%

     All directors and executive officers as a group (15 persons) own 676,750 shares of the Company's stock (of which 565,811 are subject to options which are currently exercisable), representing approximately 2.92% of the class, and 42,891 units.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the cash and other compensation paid or accrued for services to the Company and its subsidiaries by the Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Company, for the three fiscal years ended December 31, 1996.

SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                           ANNUAL COMPENSATION             COMPENSATION
                                           -------------------             ------------
                                                                            SECURITIES
                                                                         UNDERLYING OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR  SALARY($) BONUS($)        (NUMBER OF SHARES)  COMPENSATION($)(a)
---------------------------                                              ------------------  ------------------
Jean-Paul Valles                         1996  710,550    236,850                186,706          38,538
Chairman and Chief Executive Officer     1995  683,174    271,561                      0          38,189
                                         1994  644,504    218,862                      0          35,490

Paul R. Saueracker--                     1996  212,400     70,800                 41,809          11,580
President, Specialty Minerals Inc.(b)    1995  204,225     81,179                      0           9,416
                                         1994  171,625     58,398                 25,000           9,034

John R. Stack--                          1996  198,300     66,100                 26,255          10,811
Vice President--Finance and              1995  190,650     75,783                      0          10,657
Chief Financial Officer                  1994  183,340     61,492                      0           9,830

S. Garrett Gray--                        1996  188,299     62,766                 25,217          10,294
Vice President, General Counsel          1995  182,814     72,669                      0          10,219
and Secretary                            1994  168,130     56,926                      0           9,429

Howard Crabtree--                        1996  183,600     61,200                 24,199          10,010
Vice President--Organization and         1995  176,543     70,175                      0           9,332
Human Resources                          1994  168,130     56,751                      0           9,379

(a) All amounts shown in this column as part of 1996 compensation represent contributions to the Minerals Technologies Inc. Savings and Investment Plan and the Minerals Technologies Inc. Non-Funded Deferred Compensation and Supplemental Savings Plan.
(b) Mr. Saueracker was appointed President, Specialty Minerals Inc. effective February 1, 1994.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on options granted to the named executive officers on January 25, 1996 as part of a grant of approximately 804,000 options to all U.S. employees (and certain key foreign employees) of the Company and its subsidiaries.

     The last three columns of the table indicate the potential realizable value of the options in each of three hypothetical cases. The first case assumes no increase in the price of the Common Stock over the ten-year term of the options; the second case assumes that the price of the Common Stock increases at a rate of five percent per year over the term of the options; and the third case assumes that the price of the Common Stock increases at a rate of ten percent per year over the term of the options. A five percent per year appreciation in the price of the Common Stock would result in a price of approximately $49.88 per share in 2006 and an increase in aggregate shareholder value of approximately $435 million; a ten percent per year appreciation in the price of the Common Stock would result in a price of approximately $79.41 per share in 2006 and an increase in aggregate shareholder value of approximately $1,103 million. The actual market value of the Common Stock at any future date may or may not correspond to any of these hypothetical cases.

                                                                                                Potential
                                                                                             Realizable Value at
                                                                                              Assumed Annual
                                                                                             Rates of Stock Price
                                    Individual Grants                                           for Option Term
-----------------------------------------------------------------------------------------  -------------------------
                              Number of              % of
                              Securities            Total
                              Underlying         Options/SARs
                             Options/SARs         Granted to  Exercise
                               Granted             Employees  or Base
                              (number of           in Fiscal   Price      Expiration
                               shares)(a)             Year   ($/share)       Date         0%    5%($)      10%($)
                            --------------       ------------ -------- ----------------  ---  ---------   ---------
J.-P. Valles...........         186,706               23.2%   30.625   January 24, 2006   0   3,594,694   9,108,942
P. R. Saueracker.......          41,809               5.2%    30.625   January 24, 2006   0     804,958   2,039,762
J. R. Stack............          26,255               3.3%    30.625   January 24, 2006   0     505,494   1,280,919
S. G. Gray.............          25,217               3.1%    30.625   January 24, 2006   0     485,509   1,230,278
H. Crabtree............          24,199               3.0%    30.625   January 24, 2006   0     465,909   1,180,612

(a) Options to purchase the indicated number of shares of Common Stock for $30.625 per share were granted on January 25, 1996. One-third of the total number of options granted vests on each of the first, second and third anniversaries of the grant date.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

          Options to purchase Common Stock of the Company have been granted to the named executive officers, but none of such options were exercised at any time during 1996. The following table provides information on the value of the options held by each such executive officer at year-end, measured using the average of the high and the low trading price ($40.8125) of the Company's Common Stock on December 31, 1996.

                                                     Value of Unexercised
                        Number of Unexercised        In-the-Money Options
                     Options at  Fiscal Year-end      at Fiscal Year-end
                         (number of shares)                 ($)
                     Exercisable   Unexercisable  Exercisable   Unexercisable
                     ------------  -------------  ------------  -------------
J.-P. Valles.......       253,420        186,706    4,609,076       1,902,067
P. R. Saueracker...        40,680         41,809      666,430         425,929
J. R. Stack........        30,840         26,255      560,903         267,473
S. G. Gray.........        30,840         25,217      560,903         256,898
H. Crabtree........        30,840         24,199      560,903         246,527

PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total stockholder return with the S&P 500, as a performance indicator for the overall stock market, and with the S&P Chemicals Composite Index, a published industry index. The starting point for the comparison is a hypothetical investment of $100 in the Company's Common Stock and in each of such indexes on the last day of October 1992, the closest month-end to the date of the initial public offering of the Company's stock. It should be noted that the performance graph presents comparative returns for only the period from the initial public offering of the Company's stock to year-end 1992, and for the subsequent calendar-year periods through year-end 1996, and is not necessarily reflective of returns over longer periods.

              A COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
  MINERALS TECHNOLOGIES INC., S&P 500 INDEX AND S&P CHEMICALS COMPOSITE INDEX


                                    [GRAPH]


                OCTOBER  DECEMBER  DECEMBER  DECEMBER  DECEMBER  DECEMBER
                 1992      1992      1993      1994      1995      1996
--------------------------------------------------------------------------------
MTI               100.0     127.0     169.9     172.0     214.9     241.8
--------------------------------------------------------------------------------
S&P 500           100.0     104.7     115.2     116.7     160.6     195.7
--------------------------------------------------------------------------------
S&P CHEMICALS
 COMPOSITE        100.0     102.7     114.6     126.6     165.7     206.4
--------------------------------------------------------------------------------

              REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The following report of the Compensation and Nominating Committee of the Board sets forth the Committee's policies applicable to the executive officers of the Company.

          This report is provided by the Compensation and Nominating Committee of the Board of Directors. The members of the Compensation and Nominating Committee, whose names follow this report, are independent outside directors who are not employees of the Company, and none serves as a member of a compensation committee of any company that has an executive officer who also serves as a director of this Company.

          In 1996, the Compensation and Nominating Committee adhered to its policy that compensation programs should reward the achievement of the short-term and long-term goals and objectives of the Company, and that compensation should be related to the value created for the Company's stockholders. The Committee sets high performance targets and rewards their achievement with compensation that is significantly above the average, but within the range of, compensation of similarly placed executives in manufacturing firms of comparable size. Consistent with this policy, each elected corporate officer's annual compensation is determined by applying to the previous year's compensation an annual increase, and an incentive payment, determined as stated below in this report.

          Each employee of the Company receives an annual performance rating, which may range from "consistently below expectations" to "consistently exceeds expectations," with several possible intermediate ratings. The performance rating of the Chairman and Chief Executive Officer is assigned by the Compensation and Nominating Committee and approved by the Board. The performance ratings of the other elected corporate officers of the Company, including those named in the Summary Compensation Table appearing in this proxy statement (the "principal executives"), are assigned by the Chairman and Chief Executive Officer and reviewed by the Compensation and Nominating Committee.

          Based on Company performance, general business outlook and industry compensation trends, the Company's management each year sets a guideline corporate-wide average percentage compensation increase for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee's performance rating, and may range from no increase, if the performance rating is "consistently below expectations," to up to twice the corporate-wide average increase referred to above, if the performance rating is "consistently exceeds expectations." This procedure was followed to determine the annual increase for 1996 received by all employees, including Dr. J.-P. Valles, the Chairman and Chief Executive Officer, and each of the other principal executives. Dr. Valles received a base pay increase of 4 percent.

          Subsequent to the above adjustment, 25% of each principal executive's salary for the coming year is withheld as part of the Company's incentive payment program. Depending upon the extent to which the Company's performance during the year meets targets established by the Board of Directors, as little as 40% of the amount withheld from his salary or as much as 200% will be returned to each principal executive. These payments, which are made in the first quarter of the following year, are shown as the Bonus for the year to which they are attributable in the Summary Compensation Table included in this proxy statement. This incentive program is intended to more closely link the principal executives' pay to the growth of the Company and the value created for stockholders in the preceding year, as measured by four factors, weighted as follows: sales growth as compared to target (1/4); net income growth as compared to target (1/4); return on equity as compared to target (1/4); and growth in the Company's common stock value as compared to growth in the Standard & Poor's Chemicals Composite Index (1/4). At the beginning of each year, the Board of Directors will establish a target for each of these factors and set up a scoring system to measure at year-end the extent to which each target is met. At year-end, the weighted average of the scores achieved and the principal executive's performance rating will be key determinants in setting the level of the incentive payment to be received by each principal executive. The Compensation and Nominating Committee will then consider whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive.

          For the year 1996, the Committee took such factors into consideration. First, the two key industries served by the Company were in severe difficulties. The steel industry showed significant declines in crude steel production in Europe and Asia and production was about flat in the United States. The paper industry, after a sharp decline in production in the fourth quarter of 1995, recovered at a much slower pace than had been expected at the time targets were set. Exchange rates were also unfavorable to the results of the Company. Therefore, the aggressive targets set for 1996 were based on economic assumptions which did not come to pass. Also in 1996, the Standard & Poor's Chemicals Composite Index, the index used to compare the growth of the Company's common stock, was particularly affected by the rapid growth in the price of the common shares of companies with very large capitalization. Considering this economic environment and the significant non-financial achievements of the Company in 1996, the Committee judged that the Company had a reasonably good year.

          In January 1997, the Compensation and Nominating Committee deemed it appropriate to give Dr. Valles an incentive payment for 1996 of $236,850 versus $271,561 given for the year 1995. As a result, the total annual compensation for Dr. Valles was lower for the year 1996 than it was for the year 1995.

          It is the Compensation and Nominating Committee's intent to grant an option to purchase the Company's stock to the principal executives in every third year, although special grants may be made to reflect special achievements or in connection with important promotions. Consistent with this intent, grants were made to the principal executives in January 1996, three years following the last such grant in 1993.

          The Committee reviewed practices for the granting of stock options to key employees in industry generally, and established guidelines for the January 1996 and future grants based on those practices. Under these guidelines, each of the principal executives will be granted an option to purchase a number of shares which when multiplied by the option price equals a given multiple of the executive's total compensation. The guidelines established multiples which are intended to approximate the average of option grants by the other industrial companies which were reviewed. For the Chairman and Chief Executive Officer, this resulted in a grant of options to purchase 184,000 shares at a price of $30.625.

          In addition to making grants to key executives, the Company believes that, where practical and economical, all employees should have the opportunity to participate in the future growth of the Company through equity participation and, therefore, it has established a practice of making grants to all US-based employees, also every three years. In January 1996, each US employee received an option on one share for every $350 of annual compensation. Accordingly, each of the principal executives received this additional grant which, in the case of the Chief Executive Officer, resulted in an option to purchase 2,706 shares. The grants all have ten-year terms, vesting in equal portions over a three-year period. The option price was established by taking the average of the high and the low price of the stock on the day of the grant.

          The Compensation and Nominating Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation and Nominating Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive's contribution to the success of the Company. Therefore, the Compensation and

     Nominating Committee may from time to time, when business circumstances warrant, use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the Company and its stockholders.

          Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not affect compensation payments made by the Company for the 1996 fiscal year. However, the Compensation and Nominating Committee has determined that, in order to retain the discretion referred to in the foregoing paragraph, it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code Section 162(m).

                                         John B. Curcio, Chair
                                         William L. Lurie
                                         Paul M. Meister



EMPLOYMENT AND SEVERANCE AGREEMENTS

     In October 1992, the Company entered into an employment agreement with Dr. Valles for a term of five years, and for an annual base salary of not less than $605,000. In October 1995, the Company entered into employment agreements with the following individuals for terms of three years and for not less than the annual base salaries indicated: Mr. Saueracker--$204,225; Mr. Stack--$190,650; Mr. Gray--$182,814; Mr. Crabtree--$176,543. Each of the named executive officers may also receive salary increases and an annual bonus in amounts to be determined by the Board or the Compensation and Nominating Committee. The agreements also entitle the employees to participate in employee benefit plans and other fringe benefits that are generally available to the Company's executive employees. Each employee has agreed to comply with certain customary provisions, including covenants not to disclose confidential information of the Company at any time and not to compete with the business of the Company during the term of the agreement and, subject to the continued payment by the Company of amounts under the agreement, for two years thereafter. The employment agreements may be terminated prior to the specified term of employment by the Company for "cause" as defined in the agreements.

     The Company has entered into severance agreements with certain of its executive officers, including each of the individuals named in the summary compensation table. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless the Company gives prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of the Company.
If, following a change in control, the executive is terminated by the Company for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if such executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive's base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, the Company will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverages would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.
The agreements also provide that upon the occurrence of certain stated events that constitute a "potential change in control" of the Company, the employee agrees not to voluntarily terminate his employment with the Company for a six-month period.

     If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) the Company is required to report a "change in control" in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of the Company's voting securities; (iii) a majority of the Company's directors are replaced during a two-year period; or (iv) stockholders approve a merger, liquidation or sale of the Company's assets.

     The Company's Stock and Incentive Plan provides that all non-vested stock options granted under the Plan will become immediately exercisable upon a change in control of the Company (as defined in the Plan).

Retirement Plans

     Each of the executive officers of the Company named in the Summary Compensation Table is entitled to benefits under the defined benefit pension plans maintained by the Company. The Retirement Annuity Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such tax limits. Benefits under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant's career earnings or (ii) 1.75% of a participant's career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant's "career earnings" are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1995, and on actual earnings for periods after December 31, 1994.

     Estimated aggregate annual benefits upon retirement under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan for the named executive officers are as follows: Dr. Valles, $421,291; Mr. Saueracker, $107,432; Mr. Stack, $103,379; Mr. Gray, $77,288; and Mr. Crabtree, $114,676.
The estimated retirement benefits have been computed on the assumption that (i) payments will be made in the form of a 50% joint and survivor annuity; (ii) employment will be continued until normal retirement at age 65; and (iii) creditable compensation will continue at 1996 levels throughout the remainder of the computation period.

Grantor Trust

     In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (the "Supplemental Plans"), the Company has entered into a Grantor Trust Agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, the Company is required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of the Supplemental Plans, upon the occurrence of certain events defined as constituting a "Change of Control" of the Company, and in certain other circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and certain greater than 10% shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.


                BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

     Six meetings of the Board of Directors of the Company were held in 1996. All of the directors attended 75 percent or more of the meetings of the Board and committees on which they served in 1996.


THE COMPENSATION AND NOMINATING COMMITTEE

     The Compensation and Nominating Committee consists of Mr. Curcio (Chair), Mr. Lurie and Mr. Meister, who are not employees of the Company. The functions of the Compensation and Nominating Committee are to participate in the development of the Company's compensation policies; to establish, and from time to time vary, the salaries and other compensation of the employee-directors and other elected officers of the Company; to review proposed changes in compensation policy at all levels of the Company; and to bring forward the names of suitable candidates for election to the Board. The Compensation and Nominating Committee met four times during 1996.


THE AUDIT COMMITTEE

     The Audit Committee consists of Mr. Pasquale (Chair), Mr. Golub and Mr. Steere, who are not employees of the Company. The functions of the Audit Committee are to recommend to the Board the independent public accountants to be selected to audit the Company's annual financial statements and to approve any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' internal control letter, any major accounting changes made or contemplated, and the effectiveness and efficiency of the company's internal accounting staff. In addition, the Audit Committee reviews the programs of the Company's internal auditors, the results of their audits, and the adequacy of the Company's system of internal financial controls and accounting practices. The Audit Committee met four times during 1996.

DIRECTOR COMPENSATION

Fees

     Each of the directors, other than directors who are officers or employees of the Company, receives an annual retainer fee of $10,000 for serving as a director, $1,000 for serving as a member of a committee of the Board, and an additional $1,000 for serving as a committee chair. In addition, such directors receive a fee of $2,000 for attending each meeting of the Board and $500 for attending any committee meeting. Directors also receive compensation pursuant to the Company plan described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

     Under the Company's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company, currently six individuals, have the right to defer their fees. At the director's election, his or her deferred fees will be credited to his or her account either as dollars or as units. Dollar balances in a director's account will bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Company's Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units to be credited will be calculated by dividing the amount of the deferred fees by the closing price of the Company's Stock as of the last business day prior to the date that the fees would otherwise be paid. As a result, each unit will have the same economic value as one share of the Company's Common Stock.

     In addition, each non-employee director is credited with 300 units upon first joining the Board and with an additional 300 units each year as of the date of the Annual Meeting of Stockholders, plus 50 units for serving as a member of a committee of the Board and 15 units for attending any committee meeting. The units in a director's account are increased by the value of any dividends on the Company's Common Stock. In the case of cash dividends, the units will be increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the Common Stock on such dividend record date. In the case of stock dividends, the units will be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date. At the time of the director's termination of service on the Board, the amount held in his or her account will be payable in cash only. Based upon the director's prior election, as described above, the director, on his or her termination of service, will receive either (i) the amount of his or her deferred fees plus accrued interest thereon, or (ii) an amount determined by multiplying the units in his or her account by the closing market price of the Company's Common Stock as of the last business day prior to the date for payment. Payments will be made in a lump sum or in installments, at the election of the director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Steere, a director of the Company, is Chairman of the Board and Chief Executive Officer of Pfizer Inc. During 1996, Pfizer made a series of purchases of calcium carbonate and granular lime from the Company totaling approximately $300,000. These transactions were entered into by the Company pursuant to arm's length negotiations in the ordinary course of business and on terms that the Company believes to be fair.

                          ITEM 2--APPROVAL OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP to serve as the Company's independent auditors for the current fiscal year, subject to the approval of the stockholders. The firm and its predecessors have audited the financial records of the businesses that comprise the Company for many years. The firm is considered well qualified.

     It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the company for the 1997 fiscal year.

                         QUORUM AND TABULATION OF VOTES

     The By-laws of the Company (the "By-laws") provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall be requisite for and shall constitute a quorum of all meetings of stockholders of the Company. The By-laws further provide that directors of the Company shall be elected by a plurality vote and that except as otherwise provided by law or in the Certificate of Incorporation of the Company or the By-laws, all other questions shall be determined by a majority of the votes cast on such questions.

     Votes at the Annual Meeting will be tabulated by independent inspectors of election appointed by the Company. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules or the instrument under which it serves in such capacity, and (iii) over which the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter) are present of purposes of determining a quorum.

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

     All other matters to come before the Annual Meeting require the approval of a majority of the votes cast on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters, and will not be included in calculating the number of votes necessary for approval of such matters.

     In all matters presented for stockholder consideration at the Annual Meeting other than the election of directors, which, as discussed above, is decided by plurality vote, all votes cast in favor of a given proposal and all votes cast against that proposal are added together for a total sum of votes on that proposal.

     If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with management's recommendations on all proposals.

     The enclosed proxy may be revoked by the stockholder at any time before it is voted by the submission of a written revocation to the Company, by the return of a new proxy to the Company, or by the stockholder's personal vote at the Annual Meeting.

                                 MISCELLANEOUS

     The Board knows of no other business that will be presented at the Annual Meeting of Stockholders. In the event that matters not known at this time should come before the meeting, the proxy confers discretionary authority with respect to these matters, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on these matters.

     Under the rules of the Securities and Exchange Commission, stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive office by December 1, 1997 for inclusion in the proxy statement and form of proxy relating to that meeting.

                              By order of the Board of Directors


                              /s/ S. Garrett Gray

                              S. Garrett Gray
                              Secretary

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


---------------------------   1. Election of Directors.
 MINERAL TECHNOLOGIES INC.                                       For  Withhold
---------------------------       Paul M. Meister                [ ]    [ ]
         COMMON
                                  Michael F. Pasquale            [ ]    [ ]

 RECORD DATE SHARES:             If you do not wish your shares voted
                                 "For" a particular nominee, mark the
                                 "Withhold" box. Your shares will be voted for the remaining nominee.


                              2. Ratification of
                                 appointment of auditors.  For Against Abstain
                                                           [ ]   [ ]     [ ]


                                             ------------------------
Please be sure to sign and date this Proxy.   Date
---------------------------------------------------------------------


-------Stockholder sign here-------------Co-owner sign here----------


Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

DETACH CARD                                                          DETACH CARD

                          MINERALS TECHNOLOGIES INC.


Dear Stockholder,


Please take note of the Important Information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 22, 1997.

Thank you for your prompt consideration of these matters.


Sincerely,


Minerals Technologies Inc.

COMMON                         MINERALS TECHNOLOGIES INC.                 COMMON

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints C. Dee, S.G. Gray and J.R. Stack, or any of them, as Proxies, to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 22, 1997, and at any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with, and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES FOR ALL PROPOSALS.

          ----------------------------------------------------------
          PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY
----------                 IN THE ENCLOSED ENVELOPE                 ------------
          ----------------------------------------------------------

  Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.
----------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

-----------------------------------------      --------------------------------

-----------------------------------------      --------------------------------

-----------------------------------------      --------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


---------------------------   1. Election of Directors.
MINERALS TECHNOLOGIES INC.                                       For  Withhold
---------------------------       Paul M. Meister                [ ]    [ ]
          401K
                                  Michael F. Pasquale            [ ]    [ ]

 RECORD DATE SHARES:             If you do not wish your shares voted
                                 "For" a particular nominee, mark the
                                 "Withhold" box. Your shares will be voted for the remaining nominee.


                              2. Ratification of
                                 appointment of auditors.  For Against Abstain
                                                           [ ]   [ ]     [ ]


                                             ------------------------
Please be sure to sign and date this Proxy.   Date
---------------------------------------------------------------------


-------Participant sign here-----------------------------------------


Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

DETACH CARD                                                          DETACH CARD

                          MINERALS TECHNOLOGIES INC.


Dear Participant,


Please take note of the Important Information enclosed with this Proxy Ballot.

Under the Minerals Technologies Inc. Savings & Investment Plan, a participant may instruct the Trustee to vote at the Minerals Technologies Inc. Annual Meeting of Stockholders the shares which are allocable to or owned by his or her account.

If you wish to instruct the Trustee how to vote such shares, please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. The Trustee will vote any undirected shares of the Company's stock held by it in direct proportion to the voting of shares for which instructions have been received. The Trustee will insure that your vote remains confidential.

Your vote must be received prior to the Annual Meeting of Stockholders, May 22, 1997.

Thank you for your prompt consideration of these matters.


Sincerely,


Minerals Technologies Inc.

401K                           MINERALS TECHNOLOGIES INC.                  401K

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints C. Dee, S.G. Gray and J.R. Stack, or any of them, as Proxies, to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 22, 1997, and at any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with, and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE TRUSTEE WILL VOTE ANY UNDIRECTED SHARES HELD BY IT IN DIRECT PROPORTION TO THE VOTING OF SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

          ----------------------------------------------------------
          PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY
----------                 IN THE ENCLOSED ENVELOPE                 ------------
          ----------------------------------------------------------

  Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.
----------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

-----------------------------------------      --------------------------------

-----------------------------------------      --------------------------------

-----------------------------------------      --------------------------------